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                                 EXHIBIT 10.1.1

                                                                        OPTION #

NEITHER THIS OPTION, NOR THE SHARES REPRESENTED BY THIS OPTION, HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAW OF ANY STATE, AND THEREFORE THEY MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR ASSIGNED UNLESS REGISTERED UNDER THE APPLICABLE PROVISIONS OF SUCH ACTS OR UNLESS THE CORPORATION HAS RECEIVED AN OPINION FROM LEGAL COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

                                    RECITALS
                                    --------

         A. Effective August 17, 1997, Nogatech, Inc., a California corporation (the "Corporation") and Corex Israeli Industries Ltd. ("Optionee") entered into a Series A Preferred Stock Purchase Agreement (the "Purchase Agreement") for the purchase by Optionee of Three Hundred Eighteen Thousand Four Hundred Seventy-one (318,471) shares of Series A Preferred Stock from the Corporation.

         B. In connection with the terms and conditions of the Purchase Agreement, the Corporation has agreed to issue to Optionee an option to purchase shares of the Corporation's Common Stock in accordance with the terms and conditions herein.

                                     OPTION
                                     ------

         In exchange for consideration the sufficiency of which is hereby acknowledged by the parties hereto, the Corporation hereby grants to Optionee the right to purchase from the Corporation up to Three Hundred Eighteen Thousand Four Hundred Seventy-one (318,471) shares of the Common Stock of the Corporation (the "Option Shares"), subject to the following terms and conditions:

         1. TERM. Subject to Sections 2 and 4 below, this Option may be exercised in whole or in increments of not less than Ten Thousand (10,000) Option Shares at any time from the date of issuance of this Option through August 17, 1999 (the "Exercise Period").

         2.       MATERIAL EVENTS.

                  a. INITIAL PUBLIC OFFERING. In the event that the Corporation files a registration statement ("the Registration Statement") for the initial public offering pursuant to the Securities Act of 1933, as amended, of the Corporation's Common Stock resulting in gross cash proceeds to the Corporation in excess of Ten Million U.S. Dollars ($10,000,000) (the "IPO"), the Corporation shall provide written notice of such filing to


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Optionee (the "Corporation IPO Notice"). Within twenty (20) days after
Optionee's receipt of the Corporation IPO Notice (the "IPO Exercise Date"), Optionee must notify the Corporation in accordance with Section 4 below if Optionee intends to exercise this Option, which notice may state that such exercise shall be effective contingent upon and immediately prior to the consummation of the IPO. Thereafter, so long as the Corporation consummates the IPO within one hundred eighty (180) days after the filing of its Registration Statement (the "IPO Closing Date"), Optionee shall have no further rights hereunder and this Option shall be terminated. If the Corporation fails to consummate such IPO within such time, then to the extent this Option was not exercised as provided herein or contingent upon the consummation of the IPO, such Option shall remain in effect subject to Sections 1 and 2.b. herein and this Section 2.a. in the event of further filings of Registration Statements for an IPO. During the period of time between the IPO Exercise Date and the IPO Closing Date, Optionee shall be prohibited from further exercising this Option.

                  b. MERGER, TRANSFER OF ASSETS, OR CHANGE OF CONTROL. In the event (i) of a bona fide transaction whereby the Corporation has received written terms and an offer for a (A) merger or consolidation in which the Corporation is not the consolidated or surviving corporation and the controlling shareholders (or their affiliates) of the Corporation are not the controlling shareholders of the surviving corporation; or (B) transfer of all or substantially all of the assets of the Corporation; or (ii) the officers or directors of the Corporation receive actual knowledge of a bona fide written offer which would result in a change in the control of the Corporation from the sale or exchange of more than 51% of the Corporation's outstanding voting securities (collectively, the "Corporate Sale"), the Corporation shall provide Optionee written notice of such information (the "Corporate Sale Notice"). Within twenty (20) days after Optionee's receipt of the Corporate Sale Notice (the "Corporate Sale Exercise Date"), Optionee must notify the Corporation in accordance with Section 4 below if Optionee intends to exercise this Option, which notice may state that such exercise shall be effective contingent upon and immediately prior to the consummation of the Corporate Sale. Thereafter, so long as the Corporation or its shareholders consummate the Corporate Sale within one hundred eighty (180) days after furnishing the Corporate Sale Notice to Optionee (the "Corporate Sale Closing Date"), Optionee shall have no further rights hereunder and this Option shall be terminated. If the Corporation or its shareholders fail to consummate the Corporate Sale within such time, then to the extent this Option was not exercised as provided herein or contingent upon the sale consummation of the Corporate Sale, such Option shall remain in effect subject to Sections 1 and 2.a. herein and this Section 2.b. in the event of further Corporate Sales. During the period of time between the Corporate Sale Exercise Date and the Corporate Sale Closing Date, Optionee shall be prohibited from further exercising this Option.


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         3.       PURCHASE PRICE. The purchase price for each share of the
Corporation's Common Stock purchasable hereunder shall be One and 57/100 U.S. Dollars (U.S. $1.57) (the "Option Exercise Price"), although this Option shall only be exercisable pursuant to Section 4 (below).

         4. EXERCISE OF OPTION. The Option may be exercised by Optionee as follows:

                  a. OPTION EXERCISEABLE IN INCREMENTS. Optionee may exercise this Option, in whole or in increments of not less than Ten Thousand (10,000) Option Shares, by providing written notice (the "Notice") to the Corporation of exercise pursuant to the terms and conditions of Section 4.b. herein. Optionee may exercise this Option up to Twenty (20) times during the Term of this Option or until such time as Optionee has exercised all of the Option Shares subject to this Option, whichever is earlier to occur.

                  b. NOTICE OF EXERCISE. The Notice shall set forth the Optionee's election to exercise the Option and the number of shares with respect to which the Option is being exercised, and shall be signed by the Optionee. The Notice, other than the notice required under Sections 2.a. and 2.b. herein (collectively, the "Material Events Notices") , shall be accompanied by payment of the appropriate exercise price in cash or a cash equivalent. The Option shall be deemed exercised upon the Corporation's receipt of the Notice accompanied by the appropriate exercise price. Payment for Options exercised in connection with the Material Events Notices (the "Material Events Options") shall be delivered to the Corporation no later than five (5) days following receipt from the Corporation of notice informing Optionee of the consummation date of the IPO or Corporate Sale, as applicable. Notwithstanding anything contrary herein, all Material Events Options for which payment has not been received by the Corporation as set forth above shall be deemed terminated.

                  Certificates for shares purchased hereunder shall be delivered to the Optionee within thirty (30) business days after the date on which this Option shall have been exercised as aforesaid other than the Material Events Options, but Optionee shall be deemed the record owner of such Option Shares as of and from the close of business on the date on which the Notice, together with the payment, is received. Certificates for shares purchased in connection with the Material Events Options hereunder shall be delivered to the Optionee within thirty (30) business days after receipt of payment therefor, but Optionee shall be deemed the record owner of the related Option Shares as of and from the close of business on the date on which such payment is received.

         5. FRACTIONAL INTEREST. The Corporation shall not be required to issue any fractional shares on the exercise of this Option.


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         6.       OPTION CONFERS NO RIGHTS OF SHAREHOLDER. Optionee shall not have any rights as a shareholder of the Corporation with regard to the Option Shares prior to actual exercise resulting in the purchase of the Option Shares.

         7. INVESTMENT REPRESENTATION. Neither this Option nor the Option Shares issuable upon the exercise of this Option have been registered under the Securities Act of 1933, as amended (the "Securities Act"), or under the California Corporate Securities Law of 1968. Optionee acknowledges by acceptance of the Option that (a) it has acquired this Option for investment and not with a view toward distribution; (b) it has a pre-existing personal or business relationship with the Corporation, or its executive officers, or by reason of its business or financial experience it has the capacity to protect its own interests in connection with the transaction; and (c) it is an accredited investor as that term is defined in Regulation D promulgated under the Securities Act. Optionee agrees that any Option Shares issuable upon exercise of this Option will be acquired for investment and not with a view toward distribution; and acknowledges that to the extent such Option Shares will not be registered under the Securities Act and applicable state securities laws, that such Option Shares may have to be held indefinitely unless they are subsequently registered or qualified under the Securities Act and applicable state securities laws; or, based on an opinion of counsel reasonably satisfactory to the Corporation, an exemption from such registration and qualification is available. Optionee, by acceptance hereof, consents to the placement of the following restrictive legend, or similar legend, on each certificate to be issued to Optionee by the Corporation in connection with the issuance of such Option
Shares:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE SECURITIES LAW, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS (A) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR LAWS COVERING SUCH SECURITIES, OR (B) THE OPTIONEE RECEIVES AN OPINION OF COUNSEL FOR THE OPTIONEE OF THE SECURITIES SATISFACTORY TO THE CORPORATION, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT AND ANY FURTHER QUALIFICATION REQUIREMENTS UNDER APPLICABLE STATE LAW."


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         8.       STOCK FULLY PAID, RESERVATION OF SHARES. All Option Shares
that may be issued upon the exercise of the rights represented by this Option and Common Stock will, upon issuance, be fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof. The Corporation agrees at all times during the Exercise Period to have authorized and reserved, for the exclusive purpose of issuance and delivery upon exercise of this Option, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented hereby.

         9. ADJUSTMENT OF OPTION EXERCISE PRICE AND NUMBER OF SHARES. The number and kind of securities purchasable under the exercise of the Option, and the Option Price shall be subject to adjustment from time to time on the same day as the occurrence of certain events, as follows:

                  a. SUBDIVISIONS OR COMBINATIONS OF SHARES. If the Corporation at any time while this Option remains outstanding and unexpired shall subdivide or combine its Common Stock, the Option Exercise Price, and the number of Shares issuable upon exercise hereof shall be proportionately adjusted.

                  b. STOCK DIVIDENDS. If the Corporation at any time while this Option is outstanding and unexpired shall pay a dividend payable in shares of Common Stock (except as a distribution specifically provided for in the foregoing subsection 9.a.) then the Option Exercise Price shall be adjusted, from and after the date of determination of shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the Option Exercise Price in effect immediately prior to such date of determination by a fraction (i) the numerator of which shall be the total number of Shares of Common Stock outstanding immediately prior to such dividend or distribution, and
(ii) the denominator of which shall be the total number of Shares of Common Stock outstanding immediately after such dividend or distribution and the number of Option Shares subject to this Option shall be proportionately adjusted.

                  c. NO IMPAIRMENT. The Corporation will not, by amendment of its Articles of Incorporation or through any dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 9, and in the taking of all such action as may be necessary or appropriate in order to protect the rights of Optionee against impairment.


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                  d.       NOTICE OF ADJUSTMENTS. Whenever the Option Exercise
Price shall be adjusted pursuant to the provisions hereof, the Corporation shall within thirty (30) days after such adjustment deliver a certificate signed by its Chief Financial Officer to Optionee setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Option Exercise Price, after giving effect to such adjustment.

         10. REPRESENTATIONS AND OPTIONS. This Option is issued and delivered on the basis of the following:

                  a. CORPORATE AUTHORIZATION. This Option has been duly authorized and executed by the Corporation, and when delivered will be the valid and binding obligation of the Corporation, enforceable in accordance with the terms hereof.

                  b. OPTION AUTHORIZATION. The Option has been duly authorized by the Corporation and, when issued in accordance with the terms hereof, will be validly issued.

                  c. ARTICLES OF INCORPORATION. The rights, preferences, privileges and restrictions granted to or imposed upon the Shares of Common Stock and Optionee are as set forth in the Corporation's Articles of Incorporation, as amended, a true and complete copy of which has been delivered to the Optionee.

                  d. RESERVATION OF SHARES. The Shares of Common Stock issuable upon exercise of this Option have been duly authorized and reserved and, when issued in accordance with the terms of the Corporation's Articles of Incorporation, as amended, will be validly issued, fully paid and nonassessable.

                  e. DELIVERY. The execution and delivery of this Option are not, and the issuance of the Shares upon exercise of this Option in accordance with the terms hereof will not be, inconsistent with the Corporation's Articles of Incorporation or Bylaws; do not and will not contravene any law, governmental rule or regulation, judgment or order applicable to the Corporation; and do not and will not contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument of which the Corporation is a party, or by which it is bound or requires the consent or approval of, the giving of notice to, the registration with or the taking of any action in respect of or by, any federal, state or local government authority or agency, or other person, other than qualification and filing of the appropriate notice with the California Department of Corporations and a notice filing on Form D with the United States Securities and Exchange


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Commission by the Corporation within fifteen calendar days following the date of execution of this Option.

         11.      MISCELLANEOUS

                  a. SURVIVAL. Subject to Sections 2 a. and 2.b. herein, the covenants and agreements made herein shall survive the Closing of the transactions contemplated hereby and shall end upon the consummation of an IPO.

                  b. OPTION AGREEMENT. This Option and any other documents delivered pursuant hereto constitute the full and entire understanding and agreement between and among the parties with regard to the subjects hereof and thereof.

                  c. GOVERNING LAW. This Option shall be governed by and construed in accordance with the laws of the State of California, applicable to contracts between California residents entered into and to be performed entirely within the State of California.

                  d. DISPUTES. Any dispute arising out of the transactions contemplated by this Option shall be adjudicated by a court of competent jurisdiction sitting in the city of Tel Aviv/Jaffa, subject, in any event, to the provisions of section 11.c. of this Option. The parties hereby submit themselves to the exclusive jurisdiction of such courts for the purposes hereof.

                  e. SUCCESSORS AND ASSIGNES. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

                  f. NOTICE. Any notice, payment, report or other communication required or permitted to be given by one party to any other party by this Option shall be in writing and either (i) served personally on the other party or parties; (ii) sent by express, registered or certified first class mail, postage prepaid, addressed to the other party or parties at its or their address or addresses as indicated next to their signatures below, or to such other address as any addressee shall have theretofore furnished to the other parties by like notice; (iii) delivered by commercial courier to the other party or parties; or (iv) sent by facsimile. Such notice shall be deemed received (A) on the third day after sending if sent by one day courier; (B) to the extent such day is a business as recognized by the country of sender's principal place of business, on the day of transmission of such notice by facsimile, or, to the extent such day is not a business as recognized by the country of sender's principal place of business, on the first business day of the sender following the day of


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transmission, in each case if the recipient has the capability to receive a facsimile at its address, the sender has the capability of obtaining from its facsimile machine a confirmation of transmission and the sender mails to the recipient a copy of such confirmation by regular first class mail no later than the next business day (as recognized by the country of sender's principal place of business) following such transmission; and (C) upon receipt if sent by other methods.

                  g. ATTORNEYS FEES. If either party to this Option shall bring any action for any relief against the other, declaratory or otherwise, arising out of this Option, the losing party shall pay to the prevailing party a reasonable sum as determined by the court for attorneys fees incurred in bringing such suit and/or enforcing any judgment granted therein, all of which shall be deemed to have accrued upon the commencement of such action and shall be paid whether or not such action is prosecuted to judgment. Any judgment or order entered in such action shall contain a specific provision providing for the recovery of attorneys fees and costs incurred in enforcing such judgment. For the purposes of this section, attorneys fees shall include, without limitation, fees incurred in the following: (1) post-judgment motions; (2) contempt proceedings; (3) garnishment, levy and debtor and third-party examinations; (4) discovery; and, (5) bankruptcy litigation.

         Should judicial proceedings be commenced to enforce or carry out this provision or any award or judgment in connection with this Option, the prevailing party in such proceedings shall be entitled to reasonable attorneys' fees and costs in addition to other relief. Either party shall have the right, prior to receiving an arbitration award, to obtain preliminary relief from a court of competent jurisdiction to avoid injury or prejudice to that party.

                  h. DESCRIPTIVE HEADINGS. The headings used herein are descriptive only and for the convenience of identifying provisions, and are not determinative of the meaning or effect of any such provisions.

         AGREED BY UNDERSIGNED AND BINDING ON OPTIONEE THAT THIS OPTION SUPERSEDES AND REPLACES ANY AND ALL EXISTING OPTIONS OF THE SAME NUMBER OF OPTION SHARES.

Dated:  August 17, 1997                            NOGATECH, INC.

                                                 By: /s/ A. Heiman
                                                   Dr. Arie Heiman, President


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